UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report July 10, 2017
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15 Joys Lane, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 10, 2017, Kingstone Companies, Inc. (the "Company") issued a press release (the "Initial Press Release") announcing that the Company's wholly-owned subsidiary, Kingstone Insurance Company, entered into various reinsurance agreements with multiple reinsurers for the treaty year beginning July 1, 2017. A copy of the Initial Press Release is furnished as Exhibit 99.1 hereto.
On July 10, 2017, the Company issued a second press release (the "Second Press Release") announcing that it will hold a conference call for analysts and investors on August 11, 2017 at 8:30 a.m. Eastern Time to discuss its 2017 second quarter financial results.  The Second Press Release also indicated that the Company's second quarter results are scheduled for release shortly after the stock markets close on the previous day, August 10, 2017.  A copy of the Second Press Release is furnished as Exhibit 99.2 hereto.
The information in the Initial Press Release and the Second Press Release (the "Press Releases") are being furnished, not filed, pursuant to this Item 7.01.  Accordingly, the information in the Press Releases will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report with respect to the Press Releases is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Press Releases is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release, dated July 10, 2017, issued by Kingstone Companies, Inc. with regard to reinsurance agreements

99.2 Press release, dated July 10, 2017, issued by Kingstone  Companies, Inc. with regard to second quarter financial results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: July 13, 2017	By:	/s/ Fred Skolnik
Fred Skolnik
Assistant Secretary